Exhibit 10(s)

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN SUPPLEMENTARY AND DEFERRAL BENEFIT PENSION PLAN
(As amended and restated effective February 8, 1999)

Olin Corporation (the “Company”) currently maintains the Olin Supplementary and Deferral Benefit Pension Plan  (the “Plan”).  In Section 7.1 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), the Committee consents to the amendment of the Plan in the following manner:

1.	Section 4.1(a) of the Plan is amended by revising the last two sentences thereof to read as follows:

“In the case of Participants who transfer directly to Global Brass and Copper Acquisition Co. (“Global”), Primex or Arco Chemical Company ("Arco") (or who, in the case of Primex only, transfer directly to Primex within five (5) years of the spin-off of Primex), and in the case of Arch only, who transfer directly to Arch after the Arch Spin-off Date and on or before February 8, 2000, "actual retirement" shall be construed to mean retirement or termination of service from the transferee employer.  Service with Global, Primex, Arco or Arch (and their affiliates) shall be credited in enabling the Participant to attain his early retirement age under this Plan.”

2.	Section 4.1(b) of the Plan is amended by revising the third sentence thereof to read as follows:

“In the case of Participants who transfer directly to Global, Arco, or to Primex within five (5) years of the spin-off of Primex, and in the case of Arch only, who transfer directly to Arch after the Arch Spin-off Date and on or before February 8, 2000, service with Global, Arco, Primex and Arch, respectively, shall be credited in determining whether the Participant has reached age 55 under this paragraph (b).”

3.	Section 4.2 of the Plan is amended by revising the first sentence thereof to read as follows:

“Any Participant who terminates active service with all Employing Companies prior to having reached age fifty-five (55), may commence benefits under this Plan at any time after having reached age fifty-five (55); provided, however, that his benefit hereunder shall subject to the actuarial reductions that would be applicable under the Olin Qualified Plan, and further provided that, in the case of Participants who transfer directly to Global, Primex, Arco or Arch within the timeframes specified above, service with those respective companies and their affiliates shall be counted in enabling such Participants to retire on or after attaining age fifty-five (55) and actually retiring from Global, Primex, Arco, or Arch as the case may be, in accordance with Section 4.1 above.”

4.	Section 4.4(a) of the Plan is amended by revising the last two sentences thereof to read as follows:

“In the case of Participants who transfer directly to Global, Primex or Arco (or who, in the case of Primex only, transfer directly to Primex within five (5) years of the spin-off of Primex), and in the case of Arch only, who transfer directly to Arch after the Arch Spin-off Date and on or before February 8, 2000, "actual retirement" shall be construed to mean retirement or termination of service from the transferee employer. Service with Global, Primex, Arco or Arch (and their affiliates) shall be credited in enabling the Participant to attain his early retirement age (but not in determining his Years of Benefit Service) under this Plan.”

5.	Section 4.4(b) of the Plan is amended by revising the first sentence thereof to read as follows:

“In the event that an actively employed Participant has elected to receive Accelerated Benefits, regular monthly benefits shall commence to be paid upon such Participant's actual retirement in accordance with Section 4.1 until such Participant reaches his Accelerated Benefit Commencement Date, at which time Accelerated Benefits shall be paid in a single lump sum; provided, however, that no monthly benefits shall be paid to Participants who transfer to Global, Primex, Arco or Arch until they separate from Global, Primex, Arco or Arch, respectively.”

6.	Section 4.7(a) of the Plan is amended by revising the first sentence thereof to read as follows:

“The spin-off of Olin Brass division, Chase Brass and Copper Company, Primex and Arch from Olin shall not be deemed to be a change of control entitling any Participant herein to benefits under this Plan.”

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APPROVED: 11/13/07

/s/ S. C. Curley
S. C. Curley

/s/ S. E. Doughty
S. E. Doughty

/s/ D. R. McGough
D. R. McGough

/s/ G. H. Pain
G. H. Pain